EXHIBIT 10.13

FIRST AMENDMENT

TO

BOSTON PROPERTIES, INC.

SENIOR EXECUTIVE SEVERANCE PLAN

A. The Boston Properties, Inc. Senior Executive Severance Plan, as adopted as of July 30, 1998 (the “Plan”), is hereby amended as follows:

1. Section 1 of the Plan is hereby amended by adding the term “the President,” before the reference to “the Executive Vice-Presidents” in the third sentence thereof.

2. Section 5(b) of the Plan is hereby amended by deleting the third sentence thereof and substituting therefor the following:

“The initial Gross-Up Payment, if any, as determined pursuant to this Section 5(b), shall be paid as withholding taxes to the taxing authorities on behalf of the Covered Employee at such time or times when the Excise Tax is due.”

3. The Plan is hereby further amended by adding the following Section 16 at the end thereof:

“16. Section 409A. Notwithstanding anything to the contrary in the foregoing, if at the time of Covered Employee’s separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the ‘Code’), the Covered Employee is considered a ‘specified employee’ within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment or benefit that the Covered Employee becomes entitled to under this Plan would be considered deferred compensation subject to interest, penalties and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment or benefit shall be payable or provided prior to the date that is the earlier of (i) six months and one day after the Covered Employee’s separation from service, or (ii) the Covered Employee’s death. Any such deferred payment shall earn simple interest calculated at the short-term applicable federal rate in effect on the Date of Termination. On or before the Covered Employee’s Date of Termination, the Company shall make an irrevocable contribution to a rabbi trust with an independent bank trustee in an amount equal to the amount of such deferred payment plus interest.”

B. Except as amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed on behalf of the Company by its duly authorized officer this 18th day of October, 2007.

BOSTON PROPERTIES, INC.

By:  /s/  E. Mitchell Norville

        Name: E. Mitchell Norville

        Title: Executive Vice President,

                  Chief Operating Officer

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